Exhibit T3C.2

D.R. HORTON, INC. AND THE GUARANTORS PARTY HERETO
9.75% Senior Notes due 2010

Twenty-Ninth Supplemental Indenture
Dated as of                     , 2008

AMERICAN STOCK TRANSFER & TRUST COMPANY,
Trustee

-i-

          TWENTY-NINTH SUPPLEMENTAL INDENTURE dated as of                              , 2008 (“Supplemental Indenture”), to the Indenture dated as of June 9, 1997 (as amended, modified or supplemented from time to time in accordance therewith, the “Indenture”), by and among D.R. HORTON, INC., a Delaware corporation (the “Company”), each of the GUARANTORS (as defined herein) and AMERICAN STOCK TRANSFER & TRUST COMPANY, as trustee (the “Trustee”).
          Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the holders of Notes (as defined herein):
          WHEREAS, the Company, the Guarantors and the Trustee have duly authorized the execution and delivery of the Indenture to provide for the issuance from time to time of senior debt securities (the “Securities”) to be issued in one or more series as in the Indenture provided;
          WHEREAS, the Company and the Guarantors desire and have requested the Trustee to join them in the execution and delivery of this Supplemental Indenture in order to establish and provide for the issuance by the Company of a series of Securities designated as its 9.75% Senior Notes due 2010, substantially in the form attached hereto as Exhibit A (the “Notes”), guaranteed by the Guarantors, on the terms set forth herein;
          WHEREAS, Section 2.01 of the Indenture provides that a supplemental indenture may be entered into by the Company, the Guarantors and the Trustee for such purpose provided certain conditions are met;
          WHEREAS, the conditions set forth in the Indenture for the execution and delivery of this Supplemental Indenture have been complied with; and
          WHEREAS, all things necessary to make this Supplemental Indenture a valid agreement of the Company, the Guarantors and the Trustee, in accordance with its terms, and a valid amendment of, and supplement to, the Indenture have been done;
          NOW, THEREFORE:
          In consideration of the premises and the purchase and acceptance of the Notes by the holders thereof the Company and the Guarantors mutually covenant and agree with the Trustee, for the equal and ratable benefit of the holders, that the Indenture is supplemented and amended, to the extent expressed herein, as follows:

ARTICLE ONE
Scope of Supplemental Indenture; General
          The changes, modifications and supplements to the Indenture effected by this Supplemental Indenture shall be applicable only with respect to, and govern the terms of, the Notes, which shall be limited in aggregate principal amount to $113.5 million in one or more series, and shall not apply to any other Securities that may be issued under the Indenture unless a supplemental indenture with respect to such other Securities specifically incorporates such changes, modifications and supplements. Pursuant to this Supplemental Indenture, there is hereby created and designated a series of Securities under the Indenture entitled “9.75 % Senior Notes due 2010.” The Notes shall be in the form of Exhibit A hereto. The Notes shall be guaranteed by the Guarantors as provided in such form and the Indenture. If required, the Notes may bear an appropriate legend regarding original issue discount for federal income tax purposes. The covenants provided in Article Three of this Supplemental Indenture are applicable (unless waived or amended as provided in the Indenture) so long as the Notes are outstanding or until defeasance pursuant to the Indenture.
ARTICLE TWO
Certain Definitions
          The following terms have the meanings set forth below in this Supplemental Indenture. Capitalized terms used but not defined herein have the meanings ascribed to such terms in the Indenture. To the extent terms defined herein differ from the Indenture the terms defined herein will govern.
          “Acquired Indebtedness” means (i) with respect to any Person that becomes a Restricted Subsidiary (or is merged into the Company or any Restricted Subsidiary) after the Issue Date, Indebtedness of such Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary (or is merged into the Company or any Restricted Subsidiary) that was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary (or being merged into the Company or any Restricted Subsidiary) and (ii) with respect to the Company or any Restricted Subsidiary, any Indebtedness expressly assumed by the Company or any Restricted Subsidiary in connection with the acquisition of any assets from another Person (other than the Company or any Restricted Subsidiary), which Indebtedness was not incurred by such other Person in connection with or in contemplation of such acquisition. Indebtedness incurred in connection with or in contemplation of any transaction described in clause (i) or (ii) of the preceding sentence shall not be deemed Acquired Indebtedness.

          “Affiliate” means, when used with reference to a specified Person, any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Person specified.
          “Attributable Debt” means, with respect to any Capitalized Lease Obligations, the capitalized amount thereof determined in accordance with GAAP.
          “Bankruptcy Law” means title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors.
          “Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.
          “Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of or in such Person’s capital stock or other equity interests, and options, rights or warrants to purchase such capital stock or other equity interests, whether now outstanding or issued after the Issue Date, including, without limitation, all Disqualified Stock and Preferred Stock.
          “Capitalized Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such obligations will be the capitalized amount thereof determined in accordance with GAAP.
          “Change of Control” means (i) any sale, lease or other transfer (in one transaction or a series of transactions) of all or substantially all of the consolidated assets of the Company and its Restricted Subsidiaries to any Person (other than a Restricted Subsidiary); provided, however, that a transaction where the holders of all classes of Common Equity of the Company immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of Common Equity of such Person immediately after such transaction shall not be a Change of Control; (ii) a “person” or “group” (within the meaning of Section 13(d) of the Exchange Act (other than (x) the Company or (y) Donald R. Horton, Terrill J. Horton, or their respective wives, children, grandchildren and other descendants, or any trust or other entity formed or controlled by any of such individuals)) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of Common Equity of the Company representing more than 50% of the voting power of the Common Equity of the Company; (iii) Continuing Directors cease to constitute at least a majority of the Board of Directors of the Company; or (iv) the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; provided, however, that a liquidation or dissolution of the Company which is part of a transaction that does not constitute a Change of Control under the proviso contained in clause (i) above shall not constitute a Change of Control.

          “Common Equity” of any Person means Capital Stock of such Person that is generally entitled to (i) vote in the election of directors of such Person or (ii) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.
          “Consolidated Adjusted Tangible Assets” of the Company as of any date means the Consolidated Tangible Assets of the Company and the Restricted Subsidiaries at the end of the fiscal quarter immediately preceding the date less any assets securing any Non-Recourse Indebtedness, as determined in accordance with GAAP.
          “Consolidated Net Worth” of any Person as of any date means the stockholders’ equity (including any Preferred Stock that is classified as equity under GAAP, other than Disqualified Stock) of such Person and its Restricted Subsidiaries on a consolidated basis at the end of the fiscal quarter immediately preceding such date, as determined in accordance with GAAP, less any amount attributable to Unrestricted Subsidiaries.
          “Consolidated Tangible Assets” of the Company as of any date means the total amount of assets of the Company and its Restricted Subsidiaries (less applicable reserves) on a consolidated basis at the end of the fiscal quarter immediately preceding such date, as determined in accordance with GAAP, less: (i) Intangible Assets and (ii) appropriate adjustments on account of minority interests of other Persons holding equity investments in Restricted Subsidiaries.
          “Continuing Director” means a director who either was a member of the Board of Directors of the Company on the Issue Date or who became a director of the Company subsequent to such date and whose election, or nomination for election by the Company’s stockholders, was duly approved by a majority of the Continuing Directors on the Board of Directors of the Company at the time of such approval, either by a specific vote or by approval of the proxy statement issued by the Company on behalf of the entire Board of Directors of the Company in which such individual is named as nominee for director.
          “control”, when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
          “Currency Agreement” of any Person means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect such Person or any of its Subsidiaries against fluctuations in currency values.
          “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

          “Default” means any event, act or condition that is, or after notice or the passage of time or both would be, an Event of Default.
          “Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (i) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the final maturity date of the Notes or (ii) is convertible into or exchangeable or exercisable for (whether at the option of the issuer or the holder thereof) (a) debt securities or (b) any Capital Stock referred to in (i) above, in each case, at any time prior to the final maturity date of the Notes provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof (or the holders of any security into or for which such Capital Stock is convertible, exchangeable or exercisable) the right to require the Company to repurchase or redeem such Capital Stock upon the occurrence of a change in control occurring prior to the final maturity date of the Notes shall not constitute Disqualified Stock if the change in control provisions applicable to such Capital Stock are no more favorable to such holders than Section 3.01 hereof and such Capital Stock specifically provides that the Company will not repurchase or redeem any such Capital Stock pursuant to such provisions prior to the Company’s repurchase of the Notes as are required pursuant to Section 3.01 hereof.
          “Dollars” and “$” mean United States Dollars.
          “Event of Default” means:
     (1) the failure by the Company to pay interest on any Note when the same becomes due and payable and the continuance of any such failure for a period of 30 days;
     (2) the failure by the Company to pay the principal or premium of any Note when the same becomes due and payable at maturity, upon acceleration or otherwise;
     (3) the failure by the Company or any Restricted Subsidiary to comply with any of its agreements or covenants in, or provisions of, the Notes, the Guarantees or the Indenture and such failure continues for the period and after the notice specified below (except in the case of a default under Section 3.01 or 3.04, which will constitute Events of Default with notice but without passage of time);
     (4) the acceleration of any Indebtedness (other than Non-Recourse Indebtedness) of the Company or any Restricted Subsidiary that has an outstanding principal amount of $25 million or more, individually or in the aggregate, and such acceleration does not cease to exist, or such Indebtedness is not satisfied, in either case within 30 days after such acceleration;
     (5) the failure by the Company or any Restricted Subsidiary to make any principal or interest payment in an amount of $25 million or more, individually or in the aggregate, in respect of Indebtedness (other than Non-Recourse Indebtedness) of the Company or any Restricted Subsidiary within 30 days of such principal or interest becoming due and payable (after giving effect to any applicable grace period set forth in the documents governing such Indebtedness);
     (6) a final judgment or judgments that exceed $25 million or more, individually or in the aggregate, for the payment of money having been entered by a court or courts of competent jurisdiction against the Company or any of its Restricted Subsidiaries and such judgment or judgments is not satisfied, stayed, annulled or rescinded within 60 days of being entered;
     (7) the Company or any Restricted Subsidiary that is a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:
     (A) commences a voluntary case,
     (B) consents to the entry of an order for relief against it in an involuntary case,
     (C) consents to the appointment of a Custodian of it or for all or substantially all of its property, or
     (D) makes a general assignment for the benefit of its creditors;
     (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
     (A) is for relief against the Company or any Restricted Subsidiary that is a Significant Subsidiary as debtor in an involuntary case,
     (B) appoints a Custodian of the Company or any Restricted Subsidiary that is a Significant Subsidiary or a Custodian for all or substantially all of the property of the Company or any Restricted Subsidiary that is a Significant Subsidiary, or
     (C) orders the liquidation of the Company or any Restricted Subsidiary that is a Significant Subsidiary, and the order or decree remains unstayed and in effect for 60 days; or

     (9) any Guarantee of a Guarantor which is a Significant Subsidiary ceases to be in full force and effect (other than in accordance with the terms of such Guarantee and the Indenture) or is declared null and void and unenforceable or found to be invalid or any Guarantor denies its liability under its Guarantee (other than by reason of release of a Guarantor from its Guarantee in accordance with the terms of the Indenture and the Guarantee).
          “GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect from time to time.
“Guarantors” means (i) initially, each of:
C. Richard Dobson Builders, Inc., a Virginia corporation;
CH Investments of Texas, Inc., a Delaware corporation;
CHI Construction Company, an Arizona corporation;
CHTEX of Texas, Inc., a Delaware corporation;
Continental Homes, Inc., a Delaware corporation;
Continental Homes of Texas, L.P., a Texas limited partnership;
Continental Residential, Inc., a California corporation;
D.R. Horton-Emerald, Ltd., a Texas limited partnership;
D.R. Horton, Inc.-Birmingham, an Alabama corporation;
D.R. Horton, Inc.-Chicago, a Delaware corporation;
D.R. Horton, Inc.-Denver, a Delaware corporation;
D.R. Horton, Inc.-Dietz-Crane, a Delaware corporation;
D.R. Horton, Inc.-Fresno, a Delaware corporation;
D.R. Horton, Inc.-Greensboro, a Delaware corporation;
D.R. Horton, Inc.-Gulf Coast, a Delaware corporation;
D.R. Horton, Inc.-Jacksonville, a Delaware corporation;
D.R. Horton, Inc.-Louisville, a Delaware corporation;
D.R. Horton, Inc.-Minnesota, a Delaware corporation;
D.R. Horton, Inc.-New Jersey, a Delaware corporation;
D.R. Horton, Inc.-Portland, a Delaware corporation;
D.R. Horton, Inc.-Sacramento, a California corporation;
D.R. Horton, Inc.-Torrey, a Delaware corporation;
D.R. Horton LA North, Inc., a Delaware corporation (formerly DRH Regrem X, Inc.);
D.R. Horton Los Angeles Holding Company, Inc., a California corporation;
D.R. Horton Management Company, Ltd., a Texas limited partnership;

D.R. Horton Materials, Inc., a Delaware corporation;
D.R. Horton OCI, Inc., a Delaware corporation (formerly D.R. Horton Orange County, Inc.);
D.R. Horton VEN, Inc., a California corporation (formerly D.R. Horton San Diego Holding Company, Inc.);
D.R. Horton-Schuler Homes, LLC, a Delaware limited liability company;
D.R. Horton-Texas, Ltd., a Texas limited partnership;
DRH Cambridge Homes, Inc., a California corporation;
DRH Cambridge Homes, LLC, a Delaware limited liability company;
DRH Construction, Inc., a Delaware corporation;
DRH Regrem VII, LP, a Texas limited partnership;
DRH Regrem VIII, LLC, a Delaware limited liability company;
DRH Regrem XI, Inc., a Delaware corporation;
DRH Regrem XII, LP, a Texas limited partnership;
DRH Regrem XIII, Inc., a Delaware corporation;
DRH Regrem XIV, Inc., a Delaware corporation;
DRH Regrem XV, Inc., a Delaware corporation;
DRH Regrem XVI, Inc., a Delaware corporation;
DRH Regrem XVII, Inc., a Delaware corporation;
DRH Regrem XVIII, Inc., a Delaware corporation;
DRH Regrem XIX, Inc., a Delaware corporation;
DRH Regrem XX, Inc., a Delaware corporation;
DRH Regrem XXI, Inc., a Delaware corporation;
DRH Regrem XXII, Inc., a Delaware corporation;
DRH Regrem XXIII, Inc., a Delaware corporation;
DRH Regrem XXIV, Inc., a Delaware corporation;
DRH Regrem XXV, Inc., a Delaware corporation (formerly D.R. Horton, Inc.-Los Angeles);
DRH Southwest Construction, Inc., a California corporation;
DRH Tucson Construction, Inc., a Delaware corporation;
DRHI, Inc., a Delaware corporation;
HPH Homebuilders 2000 L.P., a California limited partnership;
KDB Homes, Inc., a Delaware corporation;
Meadows I, Ltd., a Delaware corporation;
Meadows II, Ltd., a Delaware corporation;
Meadows VIII, Ltd., a Delaware corporation;
Meadows IX, Inc., a New Jersey corporation;
Meadows X, Inc., a New Jersey corporation;
Melmort Co., a Colorado corporation;
Melody Homes, Inc., a Delaware corporation;
Schuler Homes of Arizona, LLC, a Delaware limited liability company;
Schuler Homes of California, Inc., a California corporation;

Schuler Homes of Oregon, Inc., an Oregon corporation;
Schuler Homes of Washington, Inc., a Washington corporation;
Schuler Mortgage, Inc., a Delaware corporation;
Schuler Realty Hawaii, Inc., a Hawaii corporation;
SGS Communities at Grande Quay, LLC, a New Jersey limited liability company;
SHA Construction LLC, a Delaware limited liability company;
SHLR of California, Inc., a California corporation;
SHLR of Colorado, Inc., a Colorado corporation;
SHLR of Nevada, Inc., a Nevada corporation;
SHLR of Utah, Inc., a Utah corporation;
SHLR of Washington, Inc., a Washington corporation;
SRHI LLC, a Delaware limited liability company;
SSHI LLC, a Delaware limited liability company;
Vertical Construction Corporation, a Delaware corporation;
Western Pacific Funding, Inc., a California corporation;
Western Pacific Housing Co., a California Limited Partnership, a California limited partnership;
Western Pacific Housing, Inc., a Delaware corporation;
Western Pacific Housing Management, Inc., a California corporation;
Western Pacific Housing-Antigua, LLC, a Delaware limited liability company;
Western Pacific Housing-Aviara, L.P., a California limited partnership;
Western Pacific Housing-Boardwalk, LLC, a Delaware limited liability company;
Western Pacific Housing-Broadway, LLC, a Delaware limited liability company;
Western Pacific Housing-Canyon Park, LLC, a Delaware limited liability company;
Western Pacific Housing-Carmel, LLC, a Delaware limited liability company;
Western Pacific Housing-Carrillo, LLC, a Delaware limited liability company;
Western Pacific Housing-Communications Hill, LLC, a Delaware limited liability company;
Western Pacific Housing-Copper Canyon, LLC, a Delaware limited liability company;
Western Pacific Housing-Creekside, LLC, a Delaware limited liability company;
Western Pacific Housing-Culver City, L.P. , a California limited partnership;
Western Pacific Housing-Del Valle, LLC, a Delaware limited liability company;
Western Pacific Housing-Lomas Verdes, LLC, a Delaware limited liability company;
Western Pacific Housing-Lost Hills Park, LLC, a Delaware limited liability company;

Western Pacific Housing-McGonigle Canyon, LLC, a Delaware limited liability company;
Western Pacific Housing-Mountaingate, L.P., a California limited partnership;
Western Pacific Housing-Norco Estates, LLC, a Delaware limited liability company;
Western Pacific Housing-Oso, L.P., a California limited partnership;
Western Pacific Housing-Pacific Park II, LLC, a Delaware limited liability company;
Western Pacific Housing-Park Avenue East, LLC, a Delaware limited liability company;
Western Pacific Housing-Park Avenue West, LLC, a Delaware limited liability company;
Western Pacific Housing-Playa Vista, LLC, a Delaware limited liability company;
Western Pacific Housing-Poinsettia, L.P., a California limited partnership;
Western Pacific Housing-River Ridge, LLC, a Delaware limited liability company;
Western Pacific Housing-Robinhood Ridge, LLC, a Delaware limited liability company;
Western Pacific Housing-Santa Fe, LLC, a Delaware limited liability company;
Western Pacific Housing-Scripps, L.P., a California limited partnership;
Western Pacific Housing-Scripps II, LLC, a Delaware limited liability company;
Western Pacific Housing-Seacove, L.P., a California limited partnership;
Western Pacific Housing-Studio 528, LLC, a Delaware limited liability company;
Western Pacific Housing-Terra Bay Duets, LLC, a Delaware limited liability company;
Western Pacific Housing-Torrance, LLC, a Delaware limited liability company;
Western Pacific Housing-Torrey Commercial, LLC, a Delaware limited liability company;
Western Pacific Housing-Torrey Meadows, LLC, a Delaware limited liability company;
Western Pacific Housing-Torrey Multi-Family, LLC, a Delaware limited liability company;
Western Pacific Housing-Torrey Village Center, LLC, a Delaware limited liability company;
Western Pacific Housing-Vineyard Terrace, LLC, a Delaware limited liability company;
Western Pacific Housing-Windemere, LLC, a Delaware limited liability company;
Western Pacific Housing-Windflower, L.P., a California limited partnership;

          WPH-Camino Ruiz, LLC, a Delaware limited liability company;
and (ii) each of the Company’s Subsidiaries which becomes a guarantor of the Notes pursuant to the provisions of the Indenture. An Unrestricted Subsidiary may become a Guarantor if it (x) is so designated by resolution of the Board of Directors of the Company and (y) executes a supplemental indenture satisfactory to the Trustee.
          “Holder” means the Person in whose name a Note is registered in the books of the Registrar for the Notes.
          “Indebtedness” of any Person means, without duplication, (i) any liability of such Person (a) for borrowed money or under any reimbursement obligation relating to a letter of credit or other similar instruments (other than standby letters of credit or similar instrument issued for the benefit of or surety, performance, completion or payment bonds, earnest money notes or similar purpose undertakings or indemnifications issued by, such Person in the ordinary course of business), (b) evidenced by a bond, note, debenture or similar instrument (including a purchase money obligation) given in connection with the acquisition of any businesses, properties or assets of any kind or with services incurred in connection with capital expenditures (other than any obligation to pay a contingent purchase price which, as of the date of incurrence thereof is not required to be recorded as a liability in accordance with GAAP), or (c) in respect of Capitalized Lease Obligations (to the extent of the Attributable Debt in respect thereof), (ii) any Indebtedness of others that such Person has guaranteed to the extent of the guarantee, (iii) to the extent not otherwise included, the obligations of such Person under Currency Agreements or Interest Protection Agreements to the extent recorded as liabilities not constituting Interest Incurred, net of amounts recorded as assets in respect of such agreements, in accordance with GAAP, and (iv) all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, that Indebtedness shall not include accounts payable, liabilities to trade creditors of such Person or other accrued expenses arising in the ordinary course of business. The amount of Indebtedness of any Person at any date shall be (a) the outstanding balance at such date of all unconditional obligations as described above, net of any unamortized discount to be accounted for as Interest Expense, in accordance with GAAP, (b) the maximum liability of such Person for any contingent obligations under clause (ii) above at such date, net of, any unamortized discount to be accounted for as Interest Expense in accordance with GAAP and (c) in the case of clause (iv) above, the lesser of (1) the fair market value of any asset subject to a Lien securing the Indebtedness of others on the date that the Lien attaches and (2) the amount of the Indebtedness secured.
          “Indenture” has the meaning provided in the Recitals.
          “Intangible Assets” of the Company means all unamortized debt discount and expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, write-ups of assets over their prior carrying value (other than write-ups which occurred prior to the Issue Date and other than, in connection with the acquisition of an asset, the write-up of the value of such asset (within one year of its acquisition) to its fair market value in accordance with GAAP) and all other items which would be treated as intangibles on the consolidated balance sheet of the Company and the Restricted Subsidiaries prepared in accordance with GAAP.
          “Interest Expense” of any Person for any period means, without duplication, the aggregate amount of (i) interest which, in conformity with GAAP, would be set opposite the caption “interest expense” or any like caption on an income statement for such Person (including, without limitation, imputed interest included in Capitalized Lease Obligations, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing, the net costs (but reduced by net gains) associated with Currency Agreements and Interest Protection Agreements, amortization of other financing fees and expenses, the interest portion of any deferred payment obligation, amortization of discount or premium, if any, and all other noncash interest expense other than interest and other charges amortized to cost of sales), and (ii) all interest actually paid by the Company or a Restricted Subsidiary under any guarantee of Indebtedness (including, without limitation, a guarantee of principal, interest or any combination thereof) of any Person other than the Company or any Restricted Subsidiary during such period; provided, that Interest Expense shall exclude any expense associated with the complete write-off of financing fees and expenses in connection with the repayment of any Indebtedness.
          “Interest Incurred” of any Person for any period means, without duplication, the aggregate amount of (i) Interest Expense and (ii) all capitalized interest and amortized debt issuance costs.
          “Interest Protection Agreement” of any Person means any interest rate swap agreement, interest rate collar agreement, option or futures contract or other similar agreement or arrangement designed to protect such Person or any of its Subsidiaries against fluctuations in interest rates with respect to Indebtedness.
          “Issue Date” means the date on which the Notes are originally issued under this Supplemental Indenture.
          “Lien” means, with respect to any Property, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such Property. For purposes of this definition, a Person shall be deemed to own, subject to a Lien, any Property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such Property.

          “Non-Recourse Indebtedness” with respect to any Person means Indebtedness of such Person for which (i) the sole legal recourse for collection of principal and interest on such Indebtedness is against the specific property identified in the instruments evidencing or securing such Indebtedness and such property was acquired with the proceeds of such Indebtedness or such Indebtedness was incurred within 90 days after the acquisition of such property and (ii) no other assets of such Person may be realized upon in collection of principal or interest on such Indebtedness. Indebtedness which is otherwise Non-Recourse Indebtedness will not lose its character as Non-Recourse Indebtedness because there is recourse to the borrower, any guarantor or any other Person for (i) environmental warranties and indemnities, or (ii) indemnities for and liabilities arising from fraud, misrepresentation, misapplication or non-payment of rents, profits, insurance and condemnation proceeds and other sums actually received by the borrower from secured assets to be paid to the lender, waste and mechanics’ liens.
          “Notes” has the meaning provided in the Recitals.
          “Paying Agent” means the Trustee or any successor paying agent.
          “Permitted Liens” means (i) Liens for taxes, assessments or governmental or quasi-government charges or claims that (a) are not yet delinquent, (b) are being contested in good faith by appropriate proceedings and as to which appropriate reserves have been established or other provisions have been made in accordance with GAAP, if required, or (c) encumber solely property abandoned or in the process of being abandoned, (ii) statutory Liens of landlords and carriers’, warehousemen’s, mechanics’, suppliers’, materialmen’s, repairmen’s or other Liens imposed by law and arising in the ordinary course of business and with respect to amounts that, to the extent applicable, either (a) are not yet delinquent or (b) are being contested in good faith by appropriate proceedings and as to which appropriate reserves have been established or other provisions have been made in accordance with GAAP, if required, (iii) Liens (other than any Lien imposed by the Employee Retirement Income Security Act of 1974, as amended) incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, (iv) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, development obligations, progress payments, government contacts, utility services, developer’s or other obligations to make on-site or off-site improvements and other obligations of like nature (exclusive of obligations for the payment of borrowed money but including the items referred to in the parenthetical in clause (i)(a) of the definition of “Indebtedness”), in each case incurred in the ordinary course of business of the Company and the Restricted Subsidiaries, (v) attachment or judgment Liens not giving rise to a Default or an Event of Default, (vi) easements, dedications, assessment district or similar liens in connection with municipal or special district financing, rights-of-way, restrictions, reservations, other similar charges, burdens, and other similar charges or encumbrances not materially interfering with the ordinary course of business of the Company and the Restricted Subsidiaries, (vii) zoning restrictions, licenses, restrictions on the use of real property or minor irregularities in title thereto, which do not materially impair the use of such real property in the ordinary course of business of the Company and the Restricted Subsidiaries, (viii) Liens securing Indebtedness constituting Specified Indebtedness, (ix) Liens securing Indebtedness of the Company or any Restricted Subsidiary; provided, that the aggregate amount of all consolidated Indebtedness of the Company and the Restricted Subsidiaries (including, with respect to Capitalized Lease Obligations, the Attributable Debt in respect thereof) secured by Liens (other than Non-Recourse Indebtedness and Indebtedness referred to in clause (ii) of the definition of Specified Indebtedness) shall not exceed 40% of Consolidated Adjusted Tangible Assets at any one time outstanding (after giving effect to the incurrence of such Indebtedness and the use of the proceeds thereof), (x) Liens securing Non-Recourse Indebtedness of the Company or any Restricted Subsidiary; provided, that such Liens apply only to the property financed out of the net proceeds of such Non-Recourse Indebtedness within 90 days after the incurrence of such Non-Recourse Indebtedness, (xi) Liens securing Purchase Money Indebtedness; provided that such Liens apply only to the property acquired, constructed or improved with the proceeds of such Purchase Money Indebtedness within 90 days after the incurrence of such Purchase Money Indebtedness, (xii) Liens on property or assets of the Company or any Restricted Subsidiary securing Indebtedness of the Company or any Restricted Subsidiary owing to the Company or one or more Restricted Subsidiaries, (xiii) leases or subleases granted to others not materially interfering with the ordinary course of business of the Company and the Restricted Subsidiaries, (xiv) purchase money security interests (including, without limitation, Capitalized Lease Obligations); provided, that such Liens apply only to the Property acquired and the related Indebtedness is incurred within 90 days after the acquisition of such Property, (xv) any right of first refusal, right of first offer, option, contract or other agreement to sell an asset; provided, that such sale is not otherwise prohibited under the Indenture, (xvi) any right of a lender or lenders to which the Company or a Restricted Subsidiary may be indebted to offset against, or appropriate and apply to the payment of such, Indebtedness any and all balances, credits, deposits, accounts or money of the Company or a Restricted Subsidiary with or held by such lender or lenders or its Affiliates, (xvii) any pledge or deposit of cash or property in conjunction with obtaining surety, performance, completion or payment bonds and letters of credit or other similar instruments or providing earnest money obligations, escrows or similar purpose undertakings or indemnifications in the ordinary course of business of the Company and its Restricted Subsidiaries, (xviii) Liens for homeowner and property owner association developments and assessments, (xix) Liens securing Refinancing Indebtedness; provided, that such Liens extend only to the assets securing the Indebtedness being refinanced, and (xx) Liens incurred in the ordinary course of business as security for the obligations of the Company and its Restricted Subsidiaries with respect to indemnification in respect of title insurance providers.
          “Person” means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint stock company,

trust, unincorporated organization or government or any agency or political subdivision thereof.
          “Preferred Stock” of any Person means all Capital Stock of such Person which has a preference in liquidation or with respect to the payment of dividends.
          “Property” of any Person means all types of real, personal, tangible, intangible or mixed property owned by such Person, whether or not included in the most recent consolidated balance sheet of such Person and its Subsidiaries under GAAP.
          “Purchase Money Indebtedness” means Indebtedness of the Company or any Restricted Subsidiary incurred for the purpose of financing all or any part of the purchase price, or the cost of construction or improvement, of any property to be used in the ordinary course of business by the Company and the Restricted Subsidiaries; provided, however, that (i) the aggregate principal amount of such Indebtedness shall not exceed such purchase price or cost and (ii) such Indebtedness shall be incurred no later than 90 days after the acquisition of such property or completion of such construction or improvement.
          “Refinancing Indebtedness” means Indebtedness that refunds, refinances or extends any Indebtedness of the Company or any Restricted Subsidiary (other than Specified Indebtedness), but only to the extent that (i) the Refinancing Indebtedness is subordinated to the Notes or the Guarantees, as the case may be, to the same extent as the Indebtedness being refunded, refinanced or extended, if at all, (ii) the Refinancing Indebtedness is scheduled to mature either (a) no earlier than the Indebtedness being refunded, refinanced or extended or (b) after the maturity date of the Notes, (iii) the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of the Notes has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the portion of the Indebtedness being refunded, refinanced or extended that is scheduled to mature on or prior to the maturity date of the Notes, and (iv) such Refinancing Indebtedness is in an aggregate principal amount that is equal to or less than the aggregate principal amount then outstanding under the Indebtedness being refunded, refinanced or extended.
          “Registrar” means American Stock Transfer & Trust Company or any successor registrar of the Notes.
          “Restricted Subsidiary” means any Subsidiary of the Company which is not an Unrestricted Subsidiary.
          “Significant Subsidiary” means any Subsidiary of the Company which would constitute a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X under the Securities Act and the Exchange Act.

          “Specified Indebtedness” means (i) Indebtedness secured only by office buildings owned or occupied by the Company or any Restricted Subsidiary, which Indebtedness does not exceed $20 million aggregate principal amount outstanding at any one time, and (ii) Indebtedness under warehouse lines of credit, repurchase agreements and Indebtedness secured by mortgage loans and related assets of mortgage lending Subsidiaries in the ordinary course of a mortgage lending business.
          “Subsidiary” of any Person means any corporation or other entity of which a majority of the Capital Stock having ordinary voting power to elect a majority of the Board of Directors or other persons performing similar functions is at the time directly or indirectly owned or controlled by such Person.
          “Successor” has the meaning set forth in Section 3.04.
          “Supplemental Indenture” has the meaning provided in the Preamble.
          “Trustee” means the party named as such above until a successor replaces such party in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.
          “Unrestricted Subsidiary” means any Subsidiary of the Company so designated by a resolution adopted by the Board of Directors of the Company or a duly authorized committee thereof as provided below; provided that (a) the holders of Indebtedness thereof do not have direct or indirect recourse against the Company or any Restricted Subsidiary, and neither the Company nor any Restricted Subsidiary otherwise has liability for, any payment obligations in respect of such Indebtedness (including any undertaking, agreement or instrument evidencing such Indebtedness), except, in the case of Non-Recourse Indebtedness, to the extent such recourse or liability is for the matters discussed in the last sentence of the definition of “Non-Recourse Indebtedness,” or to the extent such Indebtedness is a guarantee by such Subsidiary of Indebtedness of the Company or a Restricted Subsidiary, (b) no holder of any Indebtedness of such Subsidiary shall have a right to declare a default on such Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity as a result of a default on any Indebtedness of the Company or any Restricted Subsidiary, and (c) such Subsidiary does not guarantee the Indebtedness (other than the Notes) outstanding under any of the credit facilities under which the Company or any Restricted Subsidiary may incur indebtedness for working capital and general corporate purposes (including acquisitions) (as from time to time in effect), the Indenture, dated as of June 9, 1997, among the Company, the guarantors named therein and the Trustee (as amended or supplemented from time to time) or the Indenture, dated as of September 11, 2000, among the Company, the guarantors named therein and American Stock Transfer and Trust Company (as amended or supplemented from time to time).

          Subject to the foregoing, the Board of Directors of the Company or a duly authorized committee thereof may designate any Subsidiary to be an Unrestricted Subsidiary; provided, however, that after giving effect to such designation, no Default or Event of Default shall have occurred or be continuing.
          The Board of Directors of the Company or a duly authorized committee thereof may also redesignate an Unrestricted Subsidiary to be a Restricted Subsidiary. Any such designation or redesignation by the Board of Directors of the Company or a committee thereof will be evidenced to the Trustee by the filing with the Trustee of a certified copy of the resolution of the Board of Directors of the Company or a committee thereof giving effect to such designation or redesignation and an Officers’ Certificate certifying that such designation or redesignation complied with the foregoing conditions and setting forth the underlying calculations of such Officers’ Certificate. The designation of any Person as an Unrestricted Subsidiary shall be deemed to include a designation of all Subsidiaries of such Person as Unrestricted Subsidiaries; provided, however, that the ownership of the general partnership interest (or a similar member’s interest in a limited liability company) by an Unrestricted Subsidiary shall not cause a Subsidiary of the Company of which more than 95% of the equity interest is held by the Company or one or more Restricted Subsidiaries to be deemed an Unrestricted Subsidiary.
          “Weighted Average Life to Maturity” means, when applied to any Indebtedness or portion thereof at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including, without limitation, payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (ii) the sum of all such payments described in clause (i)(a) above.
ARTICLE THREE
Covenants
Section 3.01. Repurchase of Notes upon Change of Control.
          (a) In the event that there shall occur a Change of Control, each Holder of Notes shall have the right, at such Holder’s option, to require the Company to purchase all or any part of such Holder’s Notes on a date (the “Repurchase Date”) that is no later than 90 days after notice of the Change of Control, at 101% of the principal amount thereof plus accrued interest to the Repurchase Date.
          (b) On or before the thirtieth day after any Change of Control, the Company is obligated to mail, or cause to be mailed, to all Holders of record of Notes a notice regarding the Change of Control and the repurchase right. The notice shall state the Repurchase Date, the date by which the repurchase right must be exercised, the price for the Notes and the procedure which the Holder must follow to exercise such right. Substantially simultaneously with mailing of the notice, the Company shall cause a copy of such notice to be published in a newspaper of general circulation in the Borough of Manhattan, The City of New York. To exercise such right, the Holder of such Note must deliver at least ten days prior to the Repurchase Date written notice to the Company (or an agent designated by the Company for such purpose) of the Holder’s exercise of such right, together with the Note with respect to which the right is being exercised, duly endorsed for transfer; provided, however, that if mandated by applicable law, a Holder may be permitted to deliver such written notice nearer to the Repurchase Date than may be specified by the Company.
          (c) The Company will comply with applicable law, including Section 14(e) of the Exchange Act and Rule 14e-1 thereunder, if applicable, if the Company is required to give a notice of right of repurchase as a result of a Change of Control.
Section 3.02. Limitations on Liens.
          The Company will not, and will not cause or permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Liens, other than Permitted Liens, on any of its Property, or on any shares of Capital Stock or Indebtedness of any Restricted Subsidiary, unless contemporaneously therewith or prior thereto all payments due under this Indenture and the Notes are secured on an equal and ratable basis with the obligation or liability so secured until such time as such obligation or liability is no longer secured by a Lien.
Section 3.03. Limitations on Restrictions Affecting Restricted Subsidiaries.
          The Company will not, and will not cause or permit any Restricted Subsidiary to, create, assume or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction (other than encumbrances or restrictions imposed by law or by judicial or regulatory action or by provisions of leases and other agreements that restrict the assignability thereof) on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions on its Capital Stock or any other interest or participation in, or measured by, its profits, owned by the Company or any other Restricted Subsidiary, or pay interest on or principal of any Indebtedness owed to the Company or any other Restricted Subsidiary, (ii) make loans or advances to the Company or any other Restricted Subsidiary, or (iii) transfer any of its properties or assets to the Company or any other Restricted Subsidiary, except for (a) encumbrances or restrictions existing under or by reason of applicable law, (b) covenants or restrictions contained in Indebtedness in effect on the Issue Date as such covenants or restrictions are in effect on such date, (c) any restrictions or encumbrances arising under Acquired Indebtedness; provided, that such encumbrance or restriction applies only to either the assets that were subject to the restriction or encumbrance at the time of the acquisition or the obligor on such Indebtedness and its Subsidiaries, (d) any restrictions or encumbrances arising in connection with Refinancing Indebtedness; provided, however, that any restrictions and encumbrances of the type described in this clause (d) that arise under such Refinancing Indebtedness shall not be materially more restrictive than those under the agreement creating or evidencing the Indebtedness being refunded, refinanced, replaced or extended, (e) any Permitted Lien, or any other agreement restricting the sale or other disposition of property, securing Indebtedness if such Permitted Lien or agreement does not expressly restrict the ability of a Subsidiary of the Company to pay dividends or make or repay loans or advances prior to default thereunder, (f) reasonable and customary borrowing base covenants set forth in agreements evidencing Indebtedness, (g) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Company or any Restricted Subsidiary, and (h) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition.
Section 3.04. Limitations on Mergers, Consolidations and Sales of Assets.
          Neither the Company nor any Guarantor will consolidate or merge with or into, or sell, lease, convey or otherwise dispose of all or substantially all of its assets (including, without limitation, by way of liquidation or dissolution), or assign any of its obligations under the Notes, the Guarantees or this Indenture (as an entirety or substantially in one transaction or in a series of related transactions), to any Person (in each case other than in a transaction in which the Company or a Restricted Subsidiary is the survivor of a consolidation or merger, or the transferee in a sale, lease, conveyance or other disposition) unless: (i) the Person formed by or surviving such consolidation or merger (if other than the Company or the Guarantor, as the case may be), or to which such sale, lease, conveyance or other disposition or assignment will be made (collectively, the “Successor”), is a corporation or other legal entity organized and existing under the laws of the United States or any state thereof or the District of Columbia, and the Successor assumes by supplemental indenture in a form reasonably satisfactory to the Trustee all of the obligations of the Company or the Guarantor, as the case may be, under the Notes or a Guarantee, as the case may be, and the Indenture, (ii) immediately after giving effect to such transaction, no Default or Event of Default has occurred and is continuing, (iii) immediately after giving effect to such transaction and the use of any net proceeds therefrom, on a pro forma basis, the Consolidated Net Worth of the Company or the Successor (in the case of a transaction involving the Company), as the case may be, would be at least equal to the Consolidated Net Worth of the Company immediately prior to such transaction (exclusive of any adjustments to Consolidated Net Worth attributable to transaction costs). The foregoing provisions shall not apply to (i) a transaction involving the sale or disposition of Capital Stock of a Guarantor, or the consolidation or merger of a Guarantor, or the sale, lease, conveyance or other disposition of all or substantially all of the assets of a Guarantor, that in any such case results in such Guarantor being released from its

Guarantee pursuant to the Indenture or (ii) a transaction the purpose of which is to change the state of incorporation of the Company or any Guarantor.
Section 3.05. Reports to Holders of Notes.
          The Company will file with the Commission the annual reports and the information, documents and other reports required to be filed pursuant to Section 13 or 15(d) of the Exchange Act. The Company will file with the Trustee and mail to each Holder of record of Notes such reports, information and documents within 15 days after it files them with the Commission. In the event that the Company is no longer subject to these periodic requirements of the Exchange Act, it will nonetheless continue to file reports with the Commission and the Trustee and mail such reports to each Holder of Notes as if it were subject to such reporting requirements. Regardless of whether the Company is required to furnish such reports to its stockholders pursuant to the Exchange Act, the Company will cause its consolidated financial statements and a “Management’s Discussion and Analysis of Results of Operations and Financial Condition” written report, similar to those that would have been required to appear in annual or quarterly reports, to be delivered to Holders of Notes.
ARTICLE FOUR
Miscellaneous
Section 4.01. Governing Law.
          The laws of the State of New York shall govern this Supplemental Indenture, the Securities of each Series and the Guarantees.
Section 4.02. No Adverse Interpretation of Other Agreements.
          This Supplemental Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Supplemental Indenture.
Section 4.03. No Recourse Against Others.
          All liability described in paragraph 13 of the Notes of any director, officer, employee or stockholder, as such, of the Company or any Guarantor is waived and released.

Section 4.04. Successors and Assigns.
          All covenants and agreements of the Company and the Guarantors in this Supplemental Indenture and the Notes shall bind its successors and assigns. All agreements of the Trustee in this Supplemental Indenture shall bind its successors and assigns.
Section 4.05. Duplicate Originals.
          The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
Section 4.06. Severability.
          In case any one or more of the provisions contained in this Supplemental Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Supplemental Indenture or of the Notes.

SIGNATURES
          IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

D.R. HORTON, INC.
By:
Bill W. Wheat
Executive Vice President and Chief Financial Officer

GUARANTORS:

C. RICHARD DOBSON BUILDERS, INC.
CH INVESTMENTS OF TEXAS, INC.
CHI CONSTRUCTION COMPANY
CHTEX OF TEXAS, INC.
CONTINENTAL HOMES, INC.
CONTINENTAL RESIDENTIAL, INC.
D.R. HORTON, INC. — BIRMINGHAM
D.R. HORTON, INC. — CHICAGO
D.R. HORTON, INC. — DENVER
D.R. HORTON, INC. — DIETZ-CRANE
D.R. HORTON, INC. — FRESNO
D.R. HORTON, INC. — GREENSBORO
D.R. HORTON, INC. — GULF COAST
D.R. HORTON, INC. — JACKSONVILLE
D.R. HORTON, INC. — LOUISVILLE
D.R. HORTON, INC. — MINNESOTA
D.R. HORTON, INC. — NEW JERSEY
D.R. HORTON, INC. — PORTLAND
D.R. HORTON, INC. — SACRAMENTO
D.R. HORTON, INC. — TORREY
D.R. HORTON LA NORTH, INC.
D.R. HORTON LOS ANGELES HOLDING COMPANY, INC.
D.R. HORTON MATERIALS, INC.
D.R. HORTON OCI, INC.
D.R. HORTON VEN, INC.
DRH CAMBRIDGE HOMES, INC.
DRH CONSTRUCTION, INC.
DRH REGREM XI, INC.
DRH REGREM XIII, INC.
DRH REGREM XIV, INC.
DRH REGREM XV, INC.
DRH REGREM XVI, INC.
DRH REGREM XVII, INC.
DRH REGREM XVIII, INC.
DRH REGREM XIX, INC.
DRH REGREM XX, INC.
DRH REGREM XXI, INC.
DRH REGREM XXII, INC.
DRH REGREM XXIII, INC.
DRH REGREM XXIV, INC.
DRH REGREM XXV, INC.
DRH SOUTHWEST CONSTRUCTION, INC.
DRH TUCSON CONSTRUCTION, INC.
DRHI, INC.
KDB HOMES, INC.
MEADOWS I, LTD.
MEADOWS II, LTD.
MEADOWS VIII, LTD.
MEADOWS IX, INC.
MEADOWS X, INC.
MELMORT CO.
MELODY HOMES, INC.
SCHULER HOMES OF CALIFORNIA, INC.
SCHULER HOMES OF OREGON, INC.

SCHULER HOMES OF WASHINGTON, INC.
SCHULER MORTGAGE, INC.
SCHULER REALTY HAWAII, INC.
SHLR OF CALIFORNIA, INC.
SHLR OF COLORADO, INC.
SHLR OF NEVADA, INC.
SHLR OF UTAH, INC.
SHLR OF WASHINGTON, INC.
VERTICAL CONSTRUCTION CORPORATION
WESTERN PACIFIC FUNDING, INC.
WESTERN PACIFIC HOUSING, INC.
WESTERN PACIFIC HOUSING MANAGEMENT, INC.

By:
Bill W. Wheat
Executive Vice President and Chief Financial Officer

CONTINENTAL HOMES OF TEXAS, L.P.

By:	CHTEX of Texas, Inc., its General Partner

By:

Bill W. Wheat
Executive Vice President and Chief Financial Officer

D.R. HORTON MANAGEMENT COMPANY, LTD.
D.R. HORTON — EMERALD, LTD.
D.R. HORTON — TEXAS, LTD.
DRH REGREM VII, LP
DRH REGREM XII, LP

By:	Meadows I, Ltd., its General Partner

By:

Bill W. Wheat
Executive Vice President and Chief Financial Officer

SGS COMMUNITIES AT GRANDE QUAY, L.L.C.

By:	Meadows IX, Inc., a Member

By:

Bill W. Wheat
Executive Vice President and Chief Financial Officer

and

By:	Meadows X, Inc., a Member

By:

Bill W. Wheat
Executive Vice President and Chief Financial Officer

DRH CAMBRIDGE HOMES, LLC
DRH REGREM VIII, LLC

By:	D.R. Horton, Inc. — Chicago, its Member

By:

Bill W. Wheat
Executive Vice President and Chief Financial Officer

HPH HOMEBUILDERS 2000 L.P.
WESTERN PACIFIC HOUSING CO., A CALIFORNIA LIMITED PARTNERSHIP
WESTERN PACIFIC HOUSING-ANTIGUA, LLC
WESTERN PACIFIC HOUSING-AVIARA, L.P.
WESTERN PACIFIC HOUSING-BOARDWALK, LLC
WESTERN PACIFIC HOUSING-BROADWAY, LLC
WESTERN PACIFIC HOUSING-CANYON PARK, LLC
WESTERN PACIFIC HOUSING-CARMEL, LLC
WESTERN PACIFIC HOUSING-CARRILLO, LLC
WESTERN PACIFIC HOUSING-COMMUNICATIONS HILL, LLC
WESTERN PACIFIC HOUSING-COPPER CANYON, LLC
WESTERN PACIFIC HOUSING-CREEKSIDE, LLC
WESTERN PACIFIC HOUSING-CULVER CITY, L.P.
WESTERN PACIFIC HOUSING-DEL VALLE, LLC
WESTERN PACIFIC HOUSING-LOMAS VERDES, LLC
WESTERN PACIFIC HOUSING-LOST HILLS PARK, LLC
WESTERN PACIFIC HOUSING-MCGONIGLE CANYON, LLC
WESTERN PACIFIC HOUSING-MOUNTAINGATE, L.P.
WESTERN PACIFIC HOUSING-NORCO ESTATES, LLC
WESTERN PACIFIC HOUSING-OSO, L.P.
WESTERN PACIFIC HOUSING-PACIFIC PARK II, LLC
WESTERN PACIFIC HOUSING-PARK AVENUE EAST, LLC
WESTERN PACIFIC HOUSING-PARK AVENUE WEST, LLC
WESTERN PACIFIC HOUSING-PLAYA VISTA, LLC
WESTERN PACIFIC HOUSING-POINSETTIA, L.P.
WESTERN PACIFIC HOUSING-RIVER RIDGE, LLC
WESTERN PACIFIC HOUSING-ROBINHOOD RIDGE, LLC
WESTERN PACIFIC HOUSING-SANTA FE, LLC
WESTERN PACIFIC HOUSING-SCRIPPS, L.P.
WESTERN PACIFIC HOUSING-SCRIPPS II, LLC
WESTERN PACIFIC HOUSING-SEACOVE, L.P.
WESTERN PACIFIC HOUSING-STUDIO 528, LLC
WESTERN PACIFIC HOUSING-TERRA BAY DUETS, LLC
WESTERN PACIFIC HOUSING-TORRANCE, LLC
WESTERN PACIFIC HOUSING-TORREY COMMERCIAL, LLC
WESTERN PACIFIC HOUSING-TORREY MEADOWS, LLC
WESTERN PACIFIC HOUSING-TORREY MULTI-FAMILY, LLC
WESTERN PACIFIC HOUSING-TORREY VILLAGE CENTER, LLC
WESTERN PACIFIC HOUSING-VINEYARD TERRACE, LLC
WESTERN PACIFIC HOUSING-WINDEMERE, LLC
WESTERN PACIFIC HOUSING-WINDFLOWER, L.P.
WPH-CAMINO RUIZ, LLC

By:	Western Pacific Housing Management, Inc.,
its Manager, Member or General Partner

By:

Bill W. Wheat
Executive Vice President and Chief Financial Officer

SCHULER HOMES OF ARIZONA LLC
SHA CONSTRUCTION LLC

By:		SRHI LLC,
its Member

	By:	SHLR of Nevada, Inc.
its Member

By:

Bill W. Wheat
Executive Vice President and Chief Financial Officer

D.R. HORTON-SCHULER HOMES, LLC

By:		Vertical Construction Corporation,
its Manager

By:

Bill W. Wheat
Executive Vice President and Chief Financial Officer

SRHI LLC

By:		SHLR of Nevada, Inc.,
its Member

By:

Bill W. Wheat
Executive Vice President and Chief Financial Officer

SSHI LLC

By:		SHLR of Washington, Inc.,
its Member

By:

Bill W. Wheat
Executive Vice President and Chief Financial Officer

Exhibit A
     THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.
     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

D.R. HORTON, INC.
9.75% SENIOR NOTES DUE 2010

No.	CUSIP No.:
D.R. Horton, Inc., a Delaware corporation, promises to pay to or registered assigns
the principal sum of	Dollars on September 15, 2010
Interest Payment Dates: September 15 and March 15 commencing September 15, 2008
Interest Record Dates: September 1 and March 1

Dated: D.R. HORTON, INC.
By:
Name:
Title:

By:
Name:
Title:

American Stock Transfer & Trust Company, as Trustee, certifies that this is one of the Securities referred to in the within mentioned Indenture.

Date:

By:
Authorized Signatory

D.R. HORTON, INC.
9.75% Senior Notes due 2010
1. Interest.
          D.R. HORTON, INC. (the “Company”), a Delaware corporation, promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semiannually on September 15 and March 15 of each year, commencing September 15, 2008, until the principal is paid or made available for payment. Interest on the Securities will accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid, from March 15, 2008 (as if this Security had been issued on or before that date), provided that, if there is no existing default in the payment of interest, and if this Security is authenticated between a record date referred to on the face hereof and the next succeeding interest payment date, interest shall accrue from such interest payment date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.
2. Method of Payment.
          The Company will pay interest on the Securities (except defaulted interest, if any, which will be paid on such special payment date to Holders of record on such special record date as may be fixed by the Company) to the persons who are registered Holders of Securities at the close of business on the September 1 and March 1 immediately preceding the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts.
3. Paying Agent and Registrar.
          Initially, American Stock Transfer & Trust Company (the “Trustee”) will act as Paying Agent and Registrar. The Company may change or appoint any Paying Agent, Registrar or co-Registrar without notice. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Registrar or co-registrar.
4. Indenture.
          The Company issued the Securities under an Indenture dated as of June 9, 1997 among the Company, the Guarantors and the Trustee, as supplemented (the “Indenture”). The terms of the Securities and the Guarantees include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 as in effect on the date of the Indenture. The Securities and the Guarantees are subject to all such terms, and Holders are referred to the Indenture and the Act for a statement of them. Capitalized terms not defined herein have the meanings given to those terms in the Indenture.
          The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and the applicable Authorizing Resolution or supplemental indenture.

Requests may be made to: D.R. Horton, Inc., 1901 Ascension Blvd., Suite 100, Arlington, Texas 76006, Attention: Chief Financial Officer.
5. No Redemption
          The Securities will not be redeemable prior to maturity.
6. Denominations, Transfer, Exchange.
          The Securities are in registered form only without coupons in denominations of $1,000 and integral multiples of $1,000. A Holder may transfer or exchange Securities by presentation of such Securities to the Registrar or a co-Registrar with a request to register the transfer or to exchange them for an equal principal amount of Securities of other denominations. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Security selected for redemption, except the unredeemed part thereof if the Security is redeemed in part, or transfer or exchange any Securities for a period of 15 days before a selection of Securities to be redeemed.
7. Persons Deemed Owners.
          The registered Holder of this Security shall be treated as the owner of it for all purposes.
8. Unclaimed Money.
          If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its request. After that, Holders entitled to the money must look to the Company for payment unless an abandoned property law designates another person.
9. Amendment, Supplement, Waiver.
          Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the outstanding Securities and any past default or compliance with any provision relating to the Securities may be waived in a particular instance with the consent of the Holders of a majority in principal amount of the outstanding Securities. Without the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Securities to cure any ambiguity, defect or inconsistency, to provide for uncertificated Securities in addition to or in place of certificated Securities, to create a Series and establish its terms, to remove a Guarantor which, in accordance with the terms of the Indenture, ceases to be liable in respect of its Guarantee, or to make any other change, provided such action does not adversely affect the rights of any Holder.

10. Successor Corporation.
          When a successor corporation assumes all the obligations of its predecessor under the Securities and the Indenture, the predecessor corporation will be released from those obligations.
11. Trustee Dealings With Company.
          American Stock Transfer & Trust Company, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its affiliates, and may otherwise deal with the Company or its affiliates, as if it were not Trustee.
12. No Recourse Against Others.
          A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.
13. Discharge of Indenture.
          The Indenture contains certain provisions pertaining to defeasance and discharge, which provisions shall for all purposes have the same effect as if set forth herein.
14. Authentication.
          This Security shall not be valid until the Trustee signs the certificate of authentication on the other side of this Security.
15. Abbreviations.
          Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gift to Minors Act).

ASSIGNMENT FORM
If you the Holder want to assign this Security, fill in the form below:
          I or we assign and transfer this Security to

(Insert assignee’s social security or tax ID number)

(Print or type assignee’s name, address, and zip code)
and irrevocably appoint

agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:	Your signature:

(Sign exactly as your name appears on the other side of this Security)

Signature Guarantee:

Signature must be guaranteed by participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

[FORM OF NOTATION ON SECURITY RELATING TO GUARANTEE]
GUARANTEE
          The undersigned (the “Guarantors”) have unconditionally guaranteed, jointly and severally (such guarantee by each Guarantor being referred to herein as the “Guarantee”) (i) the due and punctual payment of the principal of and interest on the Securities, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal and interest, if any, on the Securities, to the extent lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms set forth in Article Nine of the Indenture and (ii) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.
          No past, present or future stockholder, officer, director, employee or incorporator, as such, of any of the Guarantors shall have any liability under the Guarantee by reason of such person’s status as stockholder, officer, director, employee or incorporator. Each holder of a Security by accepting a Security waives and releases all such liability. This waiver and release are part of the consideration for the issuance of the Guarantees.
          Each holder of a Security by accepting a Security agrees that any Guarantor named below shall have no further liability with respect to its Guarantee if such Guarantor otherwise ceases to be liable in respect of its Guarantee in accordance with the terms of the Indenture.

          The Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Securities upon which the Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

GUARANTORS:

C. RICHARD DOBSON BUILDERS, INC.
CH INVESTMENTS OF TEXAS, INC.
CHI CONSTRUCTION COMPANY
CHTEX OF TEXAS, INC.
CONTINENTAL HOMES, INC.
CONTINENTAL RESIDENTIAL, INC.
D.R. HORTON, INC. — BIRMINGHAM
D.R. HORTON, INC. — CHICAGO
D.R. HORTON, INC. — DENVER
D.R. HORTON, INC. — DIETZ-CRANE
D.R. HORTON, INC. — FRESNO
D.R. HORTON, INC. — GREENSBORO
D.R. HORTON, INC. — GULF COAST
D.R. HORTON, INC. — JACKSONVILLE
D.R. HORTON, INC. — LOUISVILLE
D.R. HORTON, INC. — MINNESOTA
D.R. HORTON, INC. — NEW JERSEY
D.R. HORTON, INC. — PORTLAND
D.R. HORTON, INC. — SACRAMENTO
D.R. HORTON, INC. — TORREY
D.R. HORTON LA NORTH, INC.
D.R. HORTON LOS ANGELES HOLDING COMPANY, INC.
D.R. HORTON MATERIALS, INC.
D.R. HORTON OCI, INC.
D.R. HORTON VEN, INC.
DRH CAMBRIDGE HOMES, INC.
DRH CONSTRUCTION, INC.
DRH REGREM XI, INC.
DRH REGREM XIII, INC.
DRH REGREM XIV, INC.
DRH REGREM XV, INC.
DRH REGREM XVI, INC.
DRH REGREM XVII, INC.
DRH REGREM XVIII, INC.
DRH REGREM XIX, INC.
DRH REGREM XX, INC.
DRH REGREM XXI, INC.
DRH REGREM XXII, INC.
DRH REGREM XXIII, INC.
DRH REGREM XXIV, INC.
DRH REGREM XXV, INC.
DRH SOUTHWEST CONSTRUCTION, INC.
DRH TUCSON CONSTRUCTION, INC.
DRHI, INC.
KDB HOMES, INC.
MEADOWS I, LTD.
MEADOWS II, LTD.
MEADOWS VIII, LTD.
MEADOWS IX, INC.

MEADOWS X, INC.
MELMORT CO.
MELODY HOMES, INC.
SCHULER HOMES OF CALIFORNIA, INC.
SCHULER HOMES OF OREGON, INC.
SCHULER HOMES OF WASHINGTON, INC.
SCHULER MORTGAGE, INC.
SCHULER REALTY HAWAII, INC.
SHLR OF CALIFORNIA, INC.
SHLR OF COLORADO, INC.
SHLR OF NEVADA, INC.
SHLR OF UTAH, INC.
SHLR OF WASHINGTON, INC.
VERTICAL CONSTRUCTION CORPORATION
WESTERN PACIFIC FUNDING, INC.
WESTERN PACIFIC HOUSING, INC.
WESTERN PACIFIC HOUSING MANAGEMENT, INC.

By:

Bill W. Wheat
Executive Vice President and Chief Financial Officer

CONTINENTAL HOMES OF TEXAS, L.P.

By:	CHTEX of Texas, Inc., its General Partner

By:

Bill W. Wheat
Executive Vice President and Chief Financial Officer

D.R. HORTON MANAGEMENT COMPANY, LTD.
D.R. HORTON — EMERALD, LTD.
D.R. HORTON — TEXAS, LTD.
DRH REGREM VII, LP
DRH REGREM XII, LP

By:	Meadows I, Ltd., its General Partner

By:

Bill W. Wheat
Executive Vice President and Chief Financial Officer

SGS COMMUNITIES AT GRANDE QUAY, L.L.C.

By:	Meadows IX, Inc., a Member

By:

Bill W. Wheat
Executive Vice President and Chief Financial Officer

and

By:	Meadows X, Inc., a Member

By:

Bill W. Wheat
Executive Vice President and Chief Financial Officer

DRH CAMBRIDGE HOMES, LLC
DRH REGREM VIII, LLC

By:	D.R. Horton, Inc. — Chicago, its Member

By:

Bill W. Wheat
Executive Vice President and Chief Financial Officer

HPH HOMEBUILDERS 2000 L.P.
WESTERN PACIFIC HOUSING CO., A CALIFORNIA LIMITED PARTNERSHIP
WESTERN PACIFIC HOUSING-ANTIGUA, LLC
WESTERN PACIFIC HOUSING-AVIARA, L.P.
WESTERN PACIFIC HOUSING-BOARDWALK, LLC
WESTERN PACIFIC HOUSING-BROADWAY, LLC
WESTERN PACIFIC HOUSING-CANYON PARK, LLC
WESTERN PACIFIC HOUSING-CARMEL, LLC
WESTERN PACIFIC HOUSING-CARRILLO, LLC
WESTERN PACIFIC HOUSING-COMMUNICATIONS HILL, LLC
WESTERN PACIFIC HOUSING-COPPER CANYON, LLC
WESTERN PACIFIC HOUSING-CREEKSIDE, LLC
WESTERN PACIFIC HOUSING-CULVER CITY, L.P.
WESTERN PACIFIC HOUSING-DEL VALLE, LLC
WESTERN PACIFIC HOUSING-LOMAS VERDES, LLC
WESTERN PACIFIC HOUSING-LOST HILLS PARK, LLC
WESTERN PACIFIC HOUSING-MCGONIGLE CANYON, LLC
WESTERN PACIFIC HOUSING-MOUNTAINGATE, L.P.
WESTERN PACIFIC HOUSING-NORCO ESTATES, LLC
WESTERN PACIFIC HOUSING-OSO, L.P.
WESTERN PACIFIC HOUSING-PACIFIC PARK II, LLC
WESTERN PACIFIC HOUSING-PARK AVENUE EAST, LLC
WESTERN PACIFIC HOUSING-PARK AVENUE WEST, LLC
WESTERN PACIFIC HOUSING-PLAYA VISTA, LLC
WESTERN PACIFIC HOUSING-POINSETTIA, L.P.
WESTERN PACIFIC HOUSING-RIVER RIDGE, LLC
WESTERN PACIFIC HOUSING-ROBINHOOD RIDGE, LLC
WESTERN PACIFIC HOUSING-SANTA FE, LLC
WESTERN PACIFIC HOUSING-SCRIPPS, L.P.
WESTERN PACIFIC HOUSING-SCRIPPS II, LLC
WESTERN PACIFIC HOUSING-SEACOVE, L.P.
WESTERN PACIFIC HOUSING-STUDIO 528, LLC
WESTERN PACIFIC HOUSING-TERRA BAY DUETS, LLC
WESTERN PACIFIC HOUSING-TORRANCE, LLC
WESTERN PACIFIC HOUSING-TORREY COMMERCIAL, LLC
WESTERN PACIFIC HOUSING-TORREY MEADOWS, LLC
WESTERN PACIFIC HOUSING-TORREY MULTI-FAMILY, LLC
WESTERN PACIFIC HOUSING-TORREY VILLAGE CENTER, LLC
WESTERN PACIFIC HOUSING-VINEYARD TERRACE, LLC
WESTERN PACIFIC HOUSING-WINDEMERE, LLC
WESTERN PACIFIC HOUSING-WINDFLOWER, L.P.
WPH-CAMINO RUIZ, LLC

By:	Western Pacific Housing Management, Inc.,
its Manager, Member or General Partner

By:

Bill W. Wheat
Executive Vice President and Chief Financial Officer

SCHULER HOMES OF ARIZONA LLC
SHA CONSTRUCTION LLC

By:		SRHI LLC,
its Member

	By:	SHLR of Nevada, Inc.
its Member

By:

Bill W. Wheat
Executive Vice President and Chief Financial Officer

D.R. HORTON-SCHULER HOMES, LLC

By:		Vertical Construction Corporation,
its Manager

By:

Bill W. Wheat
Executive Vice President and Chief Financial Officer

SRHI LLC

By:		SHLR of Nevada, Inc.,
its Member

By:

Bill W. Wheat
Executive Vice President and Chief Financial Officer

SSHI LLC

By:		SHLR of Washington, Inc.,
its Member

By:

Bill W. Wheat
Executive Vice President and Chief Financial Officer